Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-1 of our report dated May 30, 2017 (September 1, 2017 as to Note 2(w)) relating to the consolidated financial statements and financial statement schedule of Zai Lab Limited and its subsidiaries, appearing in Amendment No. 3 to the Registration Statement on Form F-1 (Registration No. 333-219980) and to the reference to us under the heading “Experts” in such prospectus.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, China

September 20, 2017